Exhibit 10.1

March 21, 2022

The Holder of Common Stock Purchase Warrants of InMed Pharmaceuticals Inc. issued February 12, 2021

Re:	Amendment of Purchase Agreement and Common Stock Purchase Warrant

Dear Holder:

InMed Pharmaceuticals Inc. (the “Company”) desires to amend (i) the Securities Purchase Agreement, dated as of February 5, 2021, by and among the Company and the purchasers signatory thereto pursuant to which the Company issued, among other securities, the Warrants (as defined below) (the “Purchase Agreement”) and (ii) the Common Stock Purchase Warrant issued February 12, 2021, by the Company and the purchaser(s) signatory thereto pursuant to which the Company issued the Warrants (as defined below) (the “Warrant Agreement”).

We understand that you (collectively with your Affiliates) are the holder (the “Holder”) of Common Stock purchase warrants of the Company issued pursuant to the Purchase Agreement with an expiration date of August 12, 2026 and exercise price of $4.85 per share (the Common Stock purchase warrants held by you, the “Warrants”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

Upon consummation of the transaction contemplated by this letter agreement (this “Agreement”), the Holder irrevocably agrees that the Purchase Agreement shall be amended to remove in its entirety Section 4.13(b) and Section 4.13(c) of the Purchase Agreement (which related to prohibitions on variable rate transactions) The Amendment shall be effective immediately upon Company’s receipt of fully executed agreements of holders of the warrants issued under the Purchase Agreement representing at least 50.1% in interest of the Shares based on the initial Subscription Amounts under the Purchase Agreement (such date being the “Effective Date”). In addition, upon the later of the Effective Date and the receipt by the Company of a fully executed copy of this Agreement, the Warrant Agreement of the Holder shall be amended as set forth on Exhibit A.

Expressly subject to the paragraph immediately following this paragraph below, Holder may accept this offer by signing this Agreement below.

Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto and the Holder agrees to the representations, warranties and covenants set forth on Annex B attached hereto.

Prior to the opening of the market on March 22, 2022, the Company shall file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing all material terms of the transactions contemplated hereunder, including a form of this Agreement as an exhibit thereto (“8-K Filing”). Effective upon the filing of the 8-K Filing, the Company represents to the Holder that, to the Company’s knowledge, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries and each of their respective officers, directors, employees or agents that is not disclosed in the 8-K Filing. Effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide the Holder with any material, non-public information regarding the Company or any of its Subsidiaries from and after the Effective Date without the express prior written consent of the Holder. To the extent that the Company, any of its Subsidiaries or any of their respective officers, directors, employees and agents delivers any material non-public information to the Holder without the Holder’s consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality with respect to, or a duty to not trade of the basis of, such material, non-public information.

The Company acknowledges and agrees that the obligations of the Holder under this Agreement are several and not joint with the obligations of any other holder or holders of warrants to purchase Common Stock of the Company that were issued by the Company on February 12, 2021 (each, an “Other Holder”) under any other agreement related to the amendment of such warrants (“Other Warrant Amendment Agreement”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Warrant Amendment Agreement. Nothing contained in this Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by Agreement or any Other Warrant Amendment Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof until April 30, 2022, that none of the terms offered to any Other Holder with respect to any Other Warrant Amendment Agreement (or any amendment, modification or waiver thereof) relating to warrants that were sold concurrently with the Warrants, is or will be more favorable to such Other Holder than those of the Holder and this Agreement unless such terms are concurrently offered to the Holder. If, and whenever on or after the date hereof until April 30, 2022, the Company enters into an Other Warrant Amendment Agreement relating to warrants that were sold concurrently with the Warrants, then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Other Warrant Amendment Agreement, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this paragraph shall apply similarly and equally to each such Other Warrant Amendment Agreement.

Except as expressly set forth herein, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. This Agreement shall be governed by the laws of the State of New York without regard to the principles of conflicts of law thereof.

***************

To accept this offer, Holder must counter execute this Agreement and return the fully-executed Agreement to the Company at e-mail: bcolwill@inmedpharma.com, attention: Bruce Colwill.

Please do not hesitate to call me if you have any questions.

Sincerely yours,

INMED PHARMACEUTICALS INC.

By:
Name:
Title:

[INM HOLDER SIGNATURE PAGES]

Accepted and Agreed to:

Name of Holder: ______________________________________________________

Signature of Authorized Signatory of Holder: _________________________________

Name of Authorized Signatory: _______________________________________

Title of Authorized Signatory: _______________________________________

Number of Shares purchasable upon exercise of Warrants: _______________________________________

Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

(a)	Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)	No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(c)	Nasdaq Corporate Governance. The transactions contemplated under this Agreement, comply with all applicable rules of the Nasdaq Stock Market.

(d)	Shell Company. The Company has never been an issuer subject to Rule 144(i) under the Securities Act.

(e)	Company Standstill. From the date hereof until 08:00 am (New York time) on April 4, 2022, neither the Company nor any Subsidiary shall (A) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Shares or Common Share Equivalents (as defined in the Purchase Agreement) nor (B) file a shelf registration statement or a prospectus, except for, if required, a prospectus supplement in connection with the transaction contemplated by this Agreement. The provisions of this paragraph shall not apply to any Exempt Issuance. As used herein “Exempt Issuance” means the issuance of (x) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (y) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (z) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in this paragraph, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

Annex B

Representations, Warranties and Covenants of the Holder. The Holder hereby makes the following representations and warranties to the Company:

(a)	Ownership; Authorization; Enforcement. The Holder is the record and beneficial owner of all the Warrants described on the signature page hereof, and has no interest in any other Warrants. The Holder has not transferred and will not transfer any of the Warrants to any third party, and no third party has any interest in the Warrants. The Holder has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Holder and no further action is required by the Holder, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Holder and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)

No Conflicts. The execution, delivery and performance of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Holder’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Holder in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Holder debt or otherwise) or other material understanding to which such Holder is a party or by which any property or asset of the Holder is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Holder is subject (including federal and state securities laws and regulations), or by which any property or asset of the Holder is bound or affected.

(c)	Holder Status. Holder is either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

Exhibit A

Amendment

The Termination Date in the first sentence of the Warrant Agreement is replaced with March 31, 2023.

Section 2.3(b) of the Warrant Agreement shall be deleted in its entirety and replaced with the following new Section 2.3(b):

“b) Exercise Price. The exercise price per share of Common Shares under this Warrant shall be $0.45, subject to adjustment hereunder (the “Exercise Price”).”

Section 2.3(c) of the Warrant Agreement shall be deleted in its entirety and replaced with the following new Section 2.3(c):

“c) Cashless Exercise. This Warrant may be exercised, in whole or in part, by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.”